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                                                                     EXHIBIT 2.3

                             SECOND AMENDMENT TO THE
                          AGREEMENT AND PLAN OF MERGER

         THIS SECOND AMENDMENT (the "Amendment") to the Agreement and Plan of Merger, as amended by the First Amendment thereto (as so amended, the "Merger Agreement;" capitalized terms used but not defined herein shall have the meanings ascribed to them therein), dated as of October 31, 2000, by and among VERSO TECHNOLOGIES, INC., a Minnesota corporation ("Parent"), MCLICK ACQUISITION CORPORATION, a Delaware corporation and a second-tier, wholly-owned subsidiary of Verso ("Merger Sub"), and MESSAGECLICK, INC., a Delaware corporation ("Target"), is made as of November 10, 2000, by and among Parent, Merger Sub and Target.

                              W I T N E S S E T H:

         WHEREAS, the Parent, Merger Sub and Target desire to amend the Merger Agreement as provided herein,

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein, the parties hereto do hereby agree as follows:

         SECTION 1. AMENDMENTS TO MERGER AGREEMENT. The Merger Agreement is hereby amended as follows:

         (a) Section 10.1(d) is hereby amended by deleting such section in its entirety and replacing it with the following:

                           "(d)     By the Board of Directors of any Party
                  (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby has been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) if the stockholders of TARGET fail to approve this Agreement and the transactions contemplated hereby as required by the DGCL at any meeting of such stockholders called for purpose or by written consent in lieu of any such meeting in accordance with the DGCL; or"

         (b) Section 10.1(e) is hereby amended by deleting such section in its entirety and replacing it with the following:

                           "(e)     By the Board of Directors of any Party in
                  the event that the Merger shall not have been consummated by November 22, 2000, but only if the failure to consummate the transactions contemplated hereby on or before such date is not

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                  caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e); provided, however, that if the Merger shall not have been consummated by such date due to the failure to satisfy the conditions set forth in Section 9.2 hereof, then such date may be extended, at the option of PARENT, to (and including) the first business day following the date on which such conditions have been satisfied, but in no event shall such date be extended beyond November 29, 2000; or"

         SECTION 2. EFFECT ON MERGER AGREEMENT. Except as otherwise specifically provided herein, the Merger Agreement shall not be amended but shall remain in full force and effect.

         SECTION 3. HEADINGS. The Section headings contained in this Amendment are for reference purposes only and will not affect in any way the meaning or interpretation of this Amendment.

         SECTION 4. COUNTERPARTS. This Amendment may be executed simultaneously in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  IN WITNESS WHEREOF, each of Parent, Merger Sub and Target has caused this Amendment to be executed and delivered by their respective officers thereunto duly authorized, all as of the day and year above written.


                                    VERSO TECHNOLOGIES, INC.


                                    By: /s/ Juliet M. Reising
                                       -----------------------------------------
                                       Juliet M. Reising
                                       Executive Vice President and
                                       Chief Financial Officer

                                    MESSAGECLICK, INC.


                                    By: /s/ Benjamin Feder
                                       -----------------------------------------
                                       Benjamin Feder
                                       Chairman and Chief Executive Officer

                                    MCLICK ACQUISITION CORPORATION


                                    By: /s/ Juliet M. Reising
                                       -----------------------------------------
                                       Juliet M. Reising
                                       Vice President


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